Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(B)(2)

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                       36-0899825
                                         (I.R.S. employer identification number)

One First National Plaza, Chicago, Illinois               60670-0126
             (Address of principal executive offices)     (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                               THE CIT GROUP, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                                                     13-2994534
(State or other jurisdiction of                           (I.R.S.employer
incorporation or organization)                            Identification number)

1211 Avenue of the Americas                               10036
New York, New York                                        (Zip Code)
(Address of Principal Executive Offices)

                             Senior Debt Securities
                       (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervision authority to which it is subject.

             Comptroller  of  Currency,   Washington,  D.  C.,  Federal  Deposit
             Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

         (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

             No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not applicable.

         6.  The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not applicable.

         9.  Not applicable.

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 8th day of September, 1999.

                                          The First National Bank of Chicago,
                                          Trustee,

                                          By:

                                                 Steven M. Wagner
                                                 First Vice President

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                               September 8, 1999

Securities and Exchange Commission
Washington, D. C. 20549

Gentlemen:

In connection with the qualification of an indenture between The CIT Group, Inc. and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By:    Steven M. Wagner
                                                 First Vice President

                                    EXHIBIT 7


Legal Title of Bank:  The First National Bank of Chicago  Call Date: 06/30/99  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460                                           Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                               Dollar Amounts in thousands  C400
                                                                                                            ----
                                                                                   RCFD      BIL MIL THOU
                                                                                   ----      ------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule
RC-A): RCFD
       ----
    a. Noninterest-bearing balances and currency and coin(1)                       0081        3,983,167       1.a
    b. Interest-bearing balances(2)                                                0071        3,924,307       1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)                  1754                0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                1773       12,582,363       2.b
3.  Federal funds sold and securities purchased under agreements to resell         1350        7,578,668       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                     RCFD
                                                                                   ----
       RC-C)                                                                       2122       40,676,052       4.a
    b. LESS: Allowance for loan and lease losses                                   3123          458,781       4.b
    c. LESS: Allocated transfer risk reserve                                       3128            4,342       4.c
    d. Loans and leases, net of unearned income, allowance, and                    RCFD
                                                                                   ----
       reserve (item 4.a minus 4.b and 4.c)                                        2125       40,212,929       4.d
5.  Trading assets (from Schedule RD-D)                                            3545        4,484,022       5.
6.  Premises and fixed assets (including capitalized leases)                       2145          724,662       6.
7.  Other real estate owned (from Schedule RC-M)                                   2150            2,270       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                 2130          207,442       8.
9.  Customers' liability to this bank on acceptances outstanding                   2155          300,112       9.
10. Intangible assets (from Schedule RC-M)                                         2143          232,947       10.
11. Other assets (from Schedule RC-F)                                              2160        2,513,151       11.
12. Total assets (sum of items 1 through 11)                                       2170       76,746,040       12.

------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: The First National Bank of Chicago  Call Date:  06/30/99 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                          Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                                                                               Dollar Amounts in
                                                                                                   Thousands
                                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                       RCON
                                                                                   ----
       from Schedule RC-E, part 1)                                                 2200       22,391,381        13.a
       (1) Noninterest-bearing(1)                                                  6631       10,239,312        13.a1
       (2) Interest-bearing                                                        6636       12,152,069        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                    RCFN
                                                                                   ----
       IBFs (from Schedule RC-E, part II).                                         2200       23,013,949        13.b
       (1) Noninterest bearing                                                     6631          361,838        13.b1
       (2)        Interest-bearing                                                 6636       22,652,111        13.b2

14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                 RCFD 2800   6,919,979        14
15. a. Demand notes issued to the U.S. Treasury                                    RCON 2840     362,951        15.a
    b. Trading Liabilities (from Schedule RC-D)                                    RCFD 3548   4,548,086        15.b

16. Other borrowed money:                                                          RCFD
                                                                                   ----
    a. With original maturity of one year or less                                  2332        9,453,587        16.a
    b. With original  maturity of more than one year                               A547          104,900        16.b
    c.  With original maturity of more than three years                            A548          343,059        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                        2920          300,112        18.
19. Subordinated notes and debentures                                              3200        2,750,000        19.
20. Other liabilities (from Schedule RC-G)                                         2930        1,361,700        20.
21. Total liabilities (sum of items 13 through 20)                                 2948       71,549,704        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                  3838                0        23.
24. Common stock                                                                   3230          200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                       3839        3,245,088        25.
26. a. Undivided profits and capital reserves                                      3632        1,872,884        26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities      8434         (121,259)       26.b
    c. Accumulated net gains (losses) on cash flow hedges                          4336                0        26.c
27. Cumulative foreign currency translation adjustments                            3284           (1,235)       27.
28. Total equity capital (sum of items 23 through 27)                              3210        5,196,336        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                          3300       76,746,040        29.

Memorandum

To be reported only with the March Report of Condition.

1 = Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996
    RCFD 6724
                                                                --------- Number
                                                                  N/A       M.1.
                                                                ---------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.